Exhibit 4.11

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of July 18, 2011, among Holly Biofuels LLC, a Delaware limited liability company (“Holly Biofuels”), Ethanol Management Company LLC, a Delaware limited liability company (“Ethanol Management”), Frontier El Dorado Refining LLC, a Delaware limited liability company (“Frontier El Dorado”), Frontier Pipeline LLC, a Delaware limited liability company (“Frontier Pipeline”), Frontier Refining & Marketing LLC, a Delaware limited liability company (“FRMC”), and Frontier Refining LLC, a Delaware limited liability company (collectively with Holly Biofuels, Ethanol Management, Frontier El Dorado, Frontier Pipeline and FRMC, the “Guaranteeing Subsidiaries”), each a subsidiary of HollyFrontier Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 10, 2009, providing for the issuance of 9.875% Senior Notes due 2017 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of June 14, 2011;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, or owner of an Equity Interest of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Second Supplemental Indenture or the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES: HOLLY BIOFUELS LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

ETHANOL MANAGEMENT COMPANY LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

FRONTIER EL DORADO REFINING LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

FRONTIER PIPELINE LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

FRONTIER REFINING & MARKETING LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

FRONTIER REFINING LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

COMPANY: HOLLYFRONTIER CORPORATION

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

EXISTING GUARANTORS: EAGLE CONSOLIDATION LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY TRANSPORTATION LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY REFINING & MARKETING – TULSA LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

BLACK EAGLE LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLYFRONTIER PAYROLL SERVICES, INC.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY PETROLEUM, INC.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLYFRONTIER REFINING & MARKETING LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY REFINING & MARKETING COMPANY — WOODS CROSS LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY REFINING COMMUNICATIONS, INC.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY UNEV PIPELINE COMPANY

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY WESTERN ASPHALT COMPANY

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

LEA REFINING COMPANY

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO HOLDINGS, INC.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO PIPELINE GP, L.L.C.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO PIPELINE LP, L.L.C.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO PIPELINE CO., L.P. By: Navajo Pipeline GP, L.L.C., its general partner

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO REFINING COMPANY, L.L.C.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO REFINING GP, L.L.C.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO WESTERN ASPHALT COMPANY

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NK ASPHALT PARTNERS

By: Navajo Western Asphalt Company, partner

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

By: Holly Western Asphalt Company, partner

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLY REALTY, LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HOLLYMARKS, LLC

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

HRM REALTY, L.L.C.

By:	/s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

TRUSTEE:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS
Title: Vice President